UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2025

Solo Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-40979

Delaware		87-1360865
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

1001 Mustang Dr.
Grapevine,	TX	76051
Address of Principal Executive Offices		Zip Code
(817) 900-2664
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Solo Brands, Inc. (the “Company”) recently conducted a competitive search process to determine the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025. As a result of this process, on April 7, 2025, the Committee approved the engagement of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm and subsequently notified and dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm.

EY served as the Company’s independent registered public accounting firm since 2021. The audit reports of EY on the Company’s financial statements as of and for the fiscal years ended December 31, 2023 and December 31, 2024 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the two most recent fiscal years and through April 7, 2025, there were no (a) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related instructions thereto) with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of such disagreements in connection with its reports, or (b) “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K), other than the material weaknesses in the Company’s internal control over financial reporting identified by management described below.

As reported in Part II, Item 9A of the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2024 (the “2024 10-K”) and December 31, 2023 (the “2023 10-K”), the Company reported material weaknesses in its internal control over financial reporting during such periods. As disclosed in the 2024 10-K, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2024 due to the existence of material weaknesses in the Company’s internal control over financial reporting related to the aggregation of control deficiencies over segregation of duties, information technology change management, and resource constraints in the Company’s accounting function to address changes in the business in the fourth quarter of 2024. These material weaknesses were discussed by the Committee and EY.

As disclosed in the 2023 10-K, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2023 due to the existence of material weaknesses in the Company’s internal control over financial reporting related to the lack of timely execution of controls within the financial statement close process and the lack of sufficient resources within the Company’s accounting function. These material weaknesses were discussed by the Committee and EY.

The Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with EY and has authorized EY to respond fully to the inquiries of BDO concerning such material weaknesses.

The Company provided EY with a copy of the disclosures contained in this Current Report on Form 8-K (“Form 8-K”) and requested that EY furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of EY’s letter, dated April 10, 2025, is filed as Exhibit 16.1 to this Form 8-K.

During the years ended December 31, 2023 and 2024 and through the date of this Form 8-K, neither the Company nor anyone on its behalf consulted with BDO with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibits
16.1	Letter of Ernst & Young LLP, dated April 10, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.
(Registrant)

Date:	April 10, 2025	By:	/s/ Laura Coffey
Laura Coffey
Chief Financial Officer